Exhibit 10.4

Contract No. M-70005-2013

Dated March 3, 2013

HEILONGJIANG FEIHE DAIRY CO., LTD.
（as Borrower）

WING LUNG BANK LIMITED, SHANGHAI BRANCH
（as Credit Bank）

Credit Agreement

This Agreement is dated March 3, 2013 and made between：

(1)	Heilongjiang Feihe Dairy Co., Ltd. as borrower (the “Borrower”), with its registered address at Qingxiang Street, Kedong Town, Kedong County, Heilongjiang Province; and

(2)	Wing Lung Bank Limited, Shanghai Branch as credit bank (the “Credit Bank”), with its office at Room 2601-2609, 26/F, Phase II Office Tower Shanghai IFC, 8 Century Avenue, Pudong New Area, Shanghai.

WHEREAS:

(1)
Wing Lung Bank Limited, Cathay United Bank and other financing parties (together, the “Group Financing Parties”, including successors and transferees of the aforesaid parties’ rights and obligations) and Platinum Infant Formula Holding Limited (a limited liability company incorporated in the Cayman Islands, whose registered office is at 87 Mary Street, George Town, Grand Cayman, KY1-9005, Cayman Islands) as borrower (the “Group Borrower”), entered into a US$50,000,000 loan agreement on March 3, 2013 (the “Group Loan Agreement”, including amendments and supplements from time to time), where the Group Financing Parties agree to provide a loan (the “Group Loan”) to the Group Borrower, with the proceeds being applied to, inter alia, the acquisition of Feihe International, Inc. (a Utah corporation, whose registered address is at 1108 E South Union Ave., Midvale, UT 84047, the “Target”) which indirectly holds the entire equity interest of the Borrower;

(2)
At the completion of the aforesaid acquisition, the Target will be completely owned by the Group Borrower. In order to support the production and operation of the Borrower (together with support of the Group Loan), and to create security interests on the properties the Borrower and Credit Security Providers hold within China, the Credit Bank and the Borrower agree to enter into this Agreement and agree to extend and borrow loans pursuant to specific Business Agreements.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement, except for the terms in bold print defined in the preamble, the following terms in bold print shall have the meaning as follows (in alphabetical order):

“Borrower’s Real Estate” means all buildings and their corresponding land use rights at 14 floor, No.3 Building, Jia No.10 Jiu Xian Qiao Road, Chaoyang District, for detailed information, please see all the real estate and corresponding land use rights owned by the Borrower that are listed in Schedule 1 (List of Borrower’s Real Estate).

“Borrower’s Real Estate Mortgage Agreement” means the Borrower’s Real Estate Mortgage Agreement defined in Clause 4.1 of this Agreement.

“Business Agreement(s)” means any loan agreement(s) for each credit business within the Credit Period and Line of Credit, entered into by and between the Credit Bank and the Borrower pursuant to this Agreement.

“Credit Period” means the credit period defined in Clause 3.1.

“Credit Security Agreements” means the security agreements listed in Clause 4 (Security Measures).

“Credit Security Providers” means the persons who provide the relevant security listed under the security measures in Clause 4.

“Finance Documents” means (1) this Agreement, (2) the Business Agreements, (3) the Credit Security Agreements, and (4) other documents signed by the Borrower and the Credit Bank for the execution of this Agreement.

“Gannan Flying Crane” means Gannan Flying Crane Dairy Products Co., Ltd.

“Gannan Flying Crane Buildings” means all buildings located on the 29,689.19 square meters of land listed in Schedule 2 (List of Gannan Flying Crane’s Land Use Rights), for detailed information, please see all listed in Schedule 3 (List of Gannan Flying Crane’s Buildings) that are owned by Gannan Flying Crane Longjiang Branch.

“Gannan Flying Crane Buildings Mortgage Agreement” means the Gannan Flying Crane Buildings Mortgage Agreement defined as such in Clause 4.1 of this Agreement.

“Gannan Flying Crane Longjiang Branch” means Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch, a branch of Gannan Flying Crane, with its business premises at 29 Longjing Road, Longjiang Town, Longjiang County, Qiqihar City, Heilongjiang Province ( Registration No. 230200500004685).

“Gannan Flying Crane Land Mortgage Agreements” means the Gannan Flying Crane Land Mortgage Agreements defined as such in Clause 4.1 of this Agreement.
“Gannan Flying Crane Land Use Rights” means Gannan Flying Crane Longjiang Branch’s land use rights listed in Schedule 2 (List of Gannan Flying Crane’s Land Use Rights).

“Guarantee Agreement” means the Guarantee Agreement as set forth in Clause

4.1 of this Agreement.

“Guarantor” means Mr. You-Bin Leng, (identification number: 232602196902013335; PRC passport number: G61880114).

“Line of Credit” means the line of credit defined in Clause 2.1.

“Project Real Estate” means (1) the Borrower’s Real Estate, (2) the Gannan Flying Crane Buildings, and (3) the Gannan Flying Crane Land Use Rights.

“Project Real Estate Mortgages” means (1) the Borrower’s Real Estate Mortgage Agreement, (2) the Gannan Flying Crane Buildings Mortgage Agreement, and (3) the Gannan Flying Crane Land Mortgage Agreements.

2.	Line of Credit and Type

2.1	The maximum Line of Credit that the Borrower may apply to the Credit Bank for utilization within the Credit Period prescribed in this Agreement is RMB70,000,000 (the “Line of Credit”).

2.2	The Line of Credit hereunder is for the Borrower’s use.

2.3	The Line of Credit hereunder is applicable to the business type of working capital loans.

3.	Credit Period

3.1	The Line of Credit hereunder is valid for five years, commencing on the first utilization date of the loan under the first Business Agreement (the “Credit Period”).

4.	Security Measures

4.1	In order to ensure settlement of the Credit Bank’s creditor’s rights, which are established according to this Agreement and other Finance Documents, the following security measures shall be taken:

(a)
a maximum mortgage agreement shall be entered into by and between the Borrower and the Credit Bank around the execution date of this Agreement, in such form and substance as is satisfactory to the Credit Bank, pursuant to which security against the Borrower’s Real Estate is provided for the Borrower’s obligations under the Finance Documents, and, at the same time, the Borrower shall transfer the insurance interest on the Borrower’s Real Estate to the Credit Bank under this agreement (the “Borrower’s Real Estate Mortgage Agreement”);

(b)	a maximum guarantee agreement shall be entered into by and between the

Guarantor and the Credit Bank around the execution date of this Agreement, in such form and substance as is satisfactory to the Credit Bank, pursuant to which the Guarantor provides guarantee towards the Borrower’s obligations under the Finance Documents (the “Guarantee Agreement”);

(c)
a land use right maximum mortgage agreement in respect of each piece of land shall be entered into by and between Gannan Flying Crane and the Credit Bank around the execution date of this Agreement, in such form and substance as is satisfactory to the Credit Bank, pursuant to which security against the Gannan Flying Crane Land Use Right owned through Gannan Flying Crane Longjiang Branch is provided for the Borrower’s obligations under the Finance Documents (collectively, the “Gannan Flying Crane Land Mortgage Agreements”); and

(d)
a buildings maximum mortgage agreement shall be entered into by and between Gannan Flying Crane and the Credit Bank around the execution date of this Agreement, in such form and substance as is satisfactory to the Credit Bank, pursuant to which security against the Gannan Flying Crane Buildings owned through Gannan Flying Crane Longjiang Branch is provided for the Borrower’s obligations under the Finance Documents, and, at the same time, Gannan Flying Crane shall transfer the insurance interest on the Gannan Flying Crane Buildings to the Credit Bank under this agreement (the “Gannan Flying Crane Buildings Mortgage Agreement”).

4.2
The Credit Bank has the right to require the Borrower to provide separate securities in addition to those set out in the aforementioned Clause 4.1 when the Borrower and the Credit Bank enter into specific Business Agreements under this Agreement.

5.	Application and Use of Line of Credit

5.1
The Borrower may apply for the Line of Credit once or several times within the Credit Period and the Line of Credit under this Agreement. If it is satisfied after examination that its credit approval criteria are met, the Credit Bank may enter into corresponding specific Business Agreements with the Borrower. For the avoidance of doubt, the Credit Bank does not have an obligation to accept the Borrower’s application, but has sole discretion to decide whether or not to enter into corresponding specific Business Agreements with the Borrower.

5.2
The cumulative amount of loans extended under all Business Agreements which the Credit Bank has agreed to provide shall not be more than the Line of Credit at any time within the Credit Period. Within the Credit Period, the Borrower shall not re-apply for the credit which has been settled, and, unless the Credit Bank instructs otherwise in writing, the unused Line of Credit shall be automatically canceled upon expiry of the period.

5.3
The Borrower shall apply for the use of the Line of Credit within the Credit Period prescribed in this Agreement, the specific use period of each credit fund shall comply with the provisions of the specific Business Agreements, and, unless otherwise agreed upon in writing by the Credit Bank, the date of repayment of the each credit fund shall be no later than the expiry date of the Credit Period.

5.4
The charges for a specific credit business under this Agreement that Credit Bank may collect, the interest rates, exchange rates, etc. shall be stipulated in each specific Business Agreement by and between the Borrower and the Credit Bank.

6.
Borrower’s Representations, Warranties and Undertakings

The Borrower hereby, within the Credit Period, makes the representations, warranties and undertakings prescribed in this Clause 6 to the Credit Bank:

6.1
The utilization of the Line of Credit shall comply with provisions of the laws, the terms of this Agreement and the specific Business Agreements, and the Credit Bank has the right to examine the relevant specific business situation at any time.

6.2	The Credit Security Agreements are legal, valid, and binding upon relevant Credit Security Providers, and shall be enforceable in accordance with their terms.

6.3
The Credit Security Agreements have created security interest or will create the security interest contemplated to be created pursuant to the provisions of; and there is no other security interest on the relevant subjects except that has been created or will be created pursuant to the Credit Security Agreements.

7.	Adjustment of Line of Credit and Acceleration to Maturity

7.1
During the performance of this Agreement, if any of the following events occurs, the Credit Bank has the right (but no obligation) to adjust or cancel the Line of Credit, or require the Borrower to pay or settle all the loans which have been drawn down by the Borrower, and exercise other rights as prescribed in the Finance Documents:

(a)	the Borrower’s operation is deteriorating or significant operating difficulties have occurred;

(b)
the Borrower provided false or concealed important facts in its financial statements or other credit application documents, or refuse to let the Credit Bank monitor its use of the Line of Credit and activities relating to its production, operation and finance;

(c)	the Borrower does not comply with its obligations prescribed in this Agreement, or an event of default prescribed under the specific Business Agreements occurs;

(d)
according to the Mandatory Prepayment under Clause 8 of the Group Loan Agreement, the Group Borrower has the obligation to prepay all the loans or all commitment amounts under the cancelled Group Loan Agreement;

(e)	any Event of Default defined under the Group Loan Agreement occurs;

(f)	the Utilization Date under the Group Loan Agreement does not occur within 9 months after the execution date of this Agreement, or within a longer period agreed upon by the Credit Bank; or

(g)	significant adjustments on relevant national policies occur.

8.	Certificate or Calculation

Accounts in connection with the Finance Documents maintained by the Credit Bank and any certificate, calculation or determination in respect of any interest rate or any amount payable under the Finance Documents are, in the absence of manifest error, conclusive evidence of the matters to which they relate.

9.	Amendments, Waivers and Consents

9.1	Amendments to this Agreement Any amendment to any provisions of this Agreement shall be made by the Borrower and the Credit Bank in writing.

9.2	Waiver and Cumulative Remedies

The rights of the Credit Bank under the Finance Documents can be exercised many times if necessary, and such rights are cumulative and not exclusive of the rights under general laws. Waiver of any rights shall be made explicitly by the Credit Bank in writing. No delay in exercising or failure to exercise any such rights, on the part of the Credit Bank, shall be deemed a waiver.

10.	Changes of Credit Bank

The Credit Bank is entitled to assign or transfer all or part of its rights or obligations under the Finance Documents, and to transfer loan assets formed by all or part of the already extended loans，but the Borrower’s consent is required if the Credit Bank transfers all or part of its obligations under this Agreement (the Borrower shall not unreasonably deny or delay giving the consent, and if the Borrower fails to reply within 5 business days upon receipt of such notice, it shall be deemed to have already given such consent.)

11.	Changes of Borrower

The Borrower shall not assign or transfer any of its rights or obligations under the Finance Documents.

12.	Notices

12.1	Delivery of Notices

All the notices or other communications under or in connection with the Finance Documents shall be made or sent by letter or fax. Any such notices shall be deemed to be delivered at the time：

(a)	if by way of letter, they are deemed to be delivered on the third day after the notices are sent by courier in accordance with the address set out in this clause;

(b)	if by way of fax, they are deemed to be delivered when receiving the fax delivery report confirming the fax receiving number, the pages of delivery and the successful completion of this delivery.

provided that, if the notices made in accordance with the aforesaid provisions are received on non-business days or beyond the office hours, the next business day of the receiving place shall be the delivery time.

12.2	Notice Address

(a)	the address and fax number of the Borrower for all notices under or in connection with the Finance Documents is:

Address: 12 floor, No.3 Building, Jia No.10 Jiu Xian Qiao Road, Chaoyang District, Beijing Zip code: 100016 Fax number: (86 10) 64311050 Attention：Li Chen

Or other contact information as the Borrower may notify the Credit Bank by no less than five Business Days' notice.

(b)	the address and fax number of the Credit Bank for all notices under or in connection with the Finance Documents is:

Address: Room 2601-2609, 26/F, Phase II Office Tower Shanghai IFC, 8
                 Century Avenue, Pudong New Area, Shanghai
Zip code: 200120
Fax number: (86 21) 68597007
Attention： Feifei Chen / Qin Zhu / Xin Jiang

Or other contact information as the Credit Bank may notify the Borrower by no less than five Business Days' notice.

13.	Severability

If any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any applicable jurisdiction, neither the legality, validity or enforceability of the other provisions of the Finance Documents in this jurisdiction nor the legality, validity or enforceability of such provisions or other provisions of the Finance Documents in other jurisdictions shall be affected.

14.	Counterparts

This Agreement may be executed in any number of counterparts, and all the signed counterparts constitute a complete and the same document. Both parties hereto keep one agreement respectively, each of which has equally binding force.

15.	Language

This Agreement is written and executed in Chinese.

16.	Termination

The Borrower and Credit Bank may terminate the Finance Documents by agreement. After the termination of the Finance Documents, the rights and obligations of both parties under the Finance Documents are terminated, and both parties have no liability to each other. The Credit Bank shall cooperate with the Borrower to carry out the mortgage de-registration formalities of the collaterals under the Credit Security Agreement (the Borrower shall bear the relevant costs).

1.7	Governing Law

This Agreement shall be governed and construed by the laws of the PRC.

18.	Jurisdiction

The parties hereto agree that the people’s courts with jurisdiction in Shanghai where the Credit Bank is located have non-exclusive jurisdiction over any dispute in connection with this Agreement and specific Business Agreements.

19.	Relationship between this Agreement and Business Agreements

Each specific Business Agreement in respect of a specific credit business entered into by the Borrower and the Credit Bank within the Credit Period and Line of Credit under this Agreement shall be an integral part of this Agreement and shall be considered as a whole. In the event of any inconsistency between the Business Agreement relating to a specific credit business entered into by and between the Borrower and the Credit Bank and this Agreement, as far as the particular credit business is concerned, the provisions of the Business Agreement shall prevail.

This Agreement shall become effective when executed by the authorized representatives and sealed by company seals of the parties on the date stated at the beginning of this Agreement.

SCHEDULE 1

LIST OF BORROWER’S REAL ESTATE

No.	Certificate No.	Owner of Real Estate	Location of Real Estate	Zoning Purposes	Area（m2）
1.	XJingfangquanzhengshizidi No.029755	Heilongjiang Feihe Dairy Co., Ltd.	1608、1609、1610、1611、1612、1613、1614、1615、1616、1619,14 floor, No.3 Building, Jia No.10 Jiu Xian Qiao Road, Chaoyang District	Office	1,167.18
2.	XJingfangquanzhengshizidi No.029756	Heilongjiang Feihe Dairy Co., Ltd.	1601、1602、1603、1604、1605、1606、1607、1617、1618、1620、1621,14 floor, No.3 Building, Jia No.10 Jiu Xian Qiao Road, Chaoyang District	Office	872.76

SCHEDULE 2

LIST OF GANNAN FLYING CRANE’S LAND USE RIGHTS

No.	Land Use Right Certificate No.	Land User	Location of Land	Land No.	Purpose of Use	Type of Use Right	Date of Expiration	Area（m2）
1.	LongjiangxianguoyongNo.85(2010)	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	9-6-438	Industrial Use	Granted	1-May-2053	29,689.19
2.	LongjiangxianguoyongNo.2229 (2011)	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Houxing Village, Heigang Country	230221201202067	Industrial Use	Granted	21-Apr-2061	200,000

SCHEDULE 3

LIST OF GANNAN FLYING CRANE’S BUILDINGS

1.	Longfangquanzhengzi No.QZ00016216	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	592.00	Office
2.	Longfangquanzhengzi No.QZ00016223	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	240.00	Industrial warehouse
3.	Longfangquanzhengzi No.QZ00016224	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	49.00	Other
4.	Longfangquanzhengzi No.QZ00016225	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	130.00	Industrial & transport warehouse
5.	Longfangquanzhengzi No.QZ00016226	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	192.00	Industrial warehouse
6.	Longfangquanzhengzi No.QZ00016227	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	21.00	Other
7.	Longfangquanzhengzi No.QZ00016228	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	266.40	Other

No.	Certificate No.	Owner of Property	Location of Property	Area（m2）	Purpose of Use	Corresponding Land Certificate No.
8.	Longfangquanzhengzi No.QZ00016229	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	60.00	Industrial & transport warehouse
9.	Longfangquanzhengzi No.QZ00016233	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	432.00	Industrial warehouse
10.	Longfangquanzhengzi No.QZ00016234	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	252.00	Other
11.	Longfangquanzhengzi No.QZ00016238	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	1,494.00	Other
12.	Longfangquanzhengzi No.QZ00016239	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	644.00	Industrial & transport warehouse
13.	Longfangquanzhengzi No.QZ00016240	Gannan Flying Crane Dairy Products Co., Ltd. Longjiang Branch	Longjing Road, Longjiang Town	288.00	Industrial warehouse

EXECUTION PAGE I OF THE CREDIT AGREEMENT

The Borrower

Heilongjiang Feihe Dairy Co., Ltd.
(Company Seal)

Authorised Signatory: You-Bin Leng
Title: Legal Representative

EXECUTION PAGE II OF THE CREDIT AGREEMENT

The Credit Bank

Wing Lung Bank Limited, Shanghai Branch
(Company Seal)

Authorised Signatory: Jing-Ming Liu
Title:  Legal Representative